Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement, effective as of ____________, is made by and between
Franklin Covey Co., a Utah corporation with executive offices located at 13907 South Minuteman Drive, Suite 500, Draper, Utah 84020 (the “Company”), and _____________, [Title] of the Company (the “Indemnitee”).

RECITALS

A.The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.The Company has determined that attracting and retaining such persons is in the best interests of the Company’s stockholders and that it is reasonable, prudent, and necessary for the Company to indemnify such persons to the fullest extent permitted by applicable law;

C.Based upon their experience as business managers, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its officers and directors and the officers and directors of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company’s stockholders;

D.Utah Code Ann. § 16-10a-901 (the “Code”), et seq. empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises;

E.The Company believes that the interest of the Company’s stockholders would best be served by the indemnification by the Company of the directors and officers of the Company and its subsidiaries; and

F.The Indemnitee is willing to serve, or to continue to serve, the Company and/or the subsidiaries of the Company, provided that he or she is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions.

(a) Agent.  For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of or to represent the interest of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of or to represent the interests of such predecessor corporation.

Exhibit 10.1

(b) Expenses.  For purposes of this Agreement, “Expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code.

(c)  Proceeding.  For the purposes of this Agreement, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

(d)  Subsidiary. For purposes of this Agreement, “subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he or she tenders his resignation in writing or he or she is removed from such position, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Indemnitee.

3.Maintenance of Liability Insurance.

(a)  The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(b), shall use reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b)  So long as the Company or any Subsidiary maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's and its Subsidiaries' then current directors and officers.

(c)  If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s employment or term of service; or (ii) neither the Company nor any of its Subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee's Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof.

4.  Mandatory Indemnification. The Company shall indemnify the Indemnitee from:

(a)  Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such Proceeding provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

Exhibit 10.1

(b)  Derivative Actions.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against any amounts paid in settlement of any such Proceeding and all Expenses actually and reasonably incurred by him or her in connection with the investigation, defense, settlement, or appeal of such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company after the time for an appeal has expired by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his or her duty to the Company unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such court shall deem proper; and

(c)  Actions Where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and prior to, during the pendency or after completion of such Proceeding the Indemnitee is deceased, except that in a Proceeding by or in the right of the Company no indemnification shall be due under the provisions of this subsection in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company after the time for an appeal has expired, by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his or her duty to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

(d)  Exception for Amounts Covered by Insurance.  Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fees, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee under D&O Insurance.

5.  Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

6.  Mandatory Advancement of Expenses.  Subject to Section 10 below, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by him or her in any such capacity. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

Exhibit 10.1

7.  Notice and Other Indemnification Procedures.

(a)  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

(b)  If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)  In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

8.  Determination of Right to Indemnification.

(a)  To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 4(a), 4(b) or 4(c) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him or her in connection therewith.

(b)  In the event that the Indemnity is not successful in defending the Proceeding on the merits, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company obtains an order from a court of competent jurisdiction declaring that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(c)  The Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or Proceeding under this Section 8 involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or not made in good faith.

(d).  The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee's sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement does not impose any remedy on Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company's prior written consent, which shall not be unreasonably withheld or delayed. Indemnitee will not, without the prior written consent of the Company, which may be provided or withheld in the Company's sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought

Exhibit 10.1

against Indemnitee if such settlement includes any non-monetary remedy binding or purporting to bind the Company.

9. Limitation of Actions and Release of Claims. No Proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, his or her spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such Proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no Proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 9 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee’s knowledge.

10. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. Company shall not be obligated to indemnify or pay any Expenses of the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the Code, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

(b) Lack of Good Faith.  Company shall not be obligated to indemnify or pay any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

(c) Unauthorized Settlements. Company shall not be obligated to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement; or

(d)  Claims by the Company for Willful Misconduct.  Company shall not be obligated to indemnify the Indemnitee under this Agreement with respect to any Proceeding or claim brought by the Company against the Indemnitee for willful misconduct, unless a court of competent jurisdiction determines that each of such claims was not made in good faith or was frivolous; or

(e)  Section 16(b). Company shall not be obligated to indemnify the Indemnitee for any claims arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(f)  Willful Misconduct.  Company shall not be obligated to indemnify the Indemnitee on account of the Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

(g)  Unlawful Indemnification. Company shall not be obligated to indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful or in violation of the Code; or

Exhibit 10.1

(h)  Forfeiture of Certain Bonuses and Profits. Company shall not be obligated to indemnify the Indemnitee for the payment of amounts required to be reimbursed to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or any similar successor statute.

11. Nonexclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to actions in his or her official capacity and to actions in another capacity while occupying his or her position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

12. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 12 hereof.

14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors, heirs, executors, and administrators and assigns of the parties hereto.

16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

Exhibit 10.1

17. Governing Law; Jurisdiction.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Utah, notwithstanding any other conflict of laws principles.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the federal or state courts located in the State of Utah for all purposes in connection with any action or Proceeding which arises out of or relates to this Agreement.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

Franklin Covey Co.
By:	________________________

Its:	________________________

INDEMNITEE:
______________________________